UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):

                                  May 20, 2003

                               -------------------

                         SUNLAND ENTERTAINMENT CO., INC.
             (Exact name of registrant as specified in its charter)

            Delaware                  0-23000                    95-4217605
(State or Other Jurisdiction of     (Commission               (I.R.S. Employer
         Incorporation)             File Number)             Identification No.)



      11835 W. Olympic Boulevard, Suite 550, Los Angeles, California 90064
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (310) 444-4100



             -------------------------------------------------------

         (Former Name and Former Address, if Changed Since Last Report)

         This Current Report on Form 8-K/A amends Items 7(a) and 7(b) of the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2003, regarding the acquisition of the assets of Trestle Corporation, and certain assets of Med Diversified, Inc. and two of its subsidiaries. The sole purpose of this amendment is to provide the financial statements of the business acquired as required by Item 7(a) and the pro forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2), respectively, of Form 8-K.

         Although Item 310 of Regulation S-B requires that the Registrant include historical financial statements for a period of 24 months from the respective business' fiscal year end date, the Registrant has been unable to obtain all of the historical business and accounting records relevant to the operation of the predecessors of Trestle Corporation prior to October 5, 2001 because such records have been lost, destroyed or misplaced. Therefore, the financial statements included in this Current Report on Form 8-K/A include financial statements for the 18 month period commencing October 5, 2001 (Trestle Corporation's inception date) through March 31, 2003 (Trestle Corporation's fiscal year end date).


ITEM 7. - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

                  Financial statements of Trestle Corporation as of March 31, 2003 and March 31, 2002.

                  i.       Independent auditors report.

                  ii.      Balance  Sheets  as of March  31,  2003 and March 31,
                           2002.

                  iii.     Statements of operations for the year ended March 31,
                           2003  and  for  the  period  from   October  5,  2001
                           (Inception) to March 31, 2002.

                  iv. Statements of changes in Stockholder's Deficiency for the year ended March 31, 2003 and for the period from October 5, 2001 (Inception) to March 31, 2002.

                  v.       Statements of cash flows for the year ended March 31,
                           2003  and  for  the  period  from   October  5,  2001
                           (Inception) to March 31, 2002.

                  vi.      Notes to the financial statements.

         (b)      Pro Forma Financial Information.

                  Unaudited pro forma combined condensed financial statements of Sunland Entertainment Co., Inc.

                  i. Unaudited pro forma consolidated condensed balance sheet as of March 31, 2003.

                  ii. Unaudited pro forma consolidated condensed statements of operations for the quarter ended March 31, 2003.

                  iii. Unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2002.

         (c)      Exhibits. None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SUNLAND ENTERTAINMENT CO., INC.



August 4, 2003                         /s/ Gary Freeman
                                       ----------------------------------------
                                       Gary Freeman
                                       Co-President and Chief Financial Officer

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

INDEPENDENT AUDITORS REPORT

To the Board of Directors
  Sunland Entertainment Co., Inc. as acquirer of significantly all the assets of Trestle Corporation

         We have audited the accompanying balance sheets of Trestle Corporation (debtor-in-possession and a wholly-owned subsidiary of Med Diversified Inc.) as of March 31, 2003 and 2002 and the related statements of operations, changes in stockholder's deficiency and cash flows for the year then ended and for the period from October 5, 2001 (inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trestle Corporation as of March 31, 2003 and 2002 and the results of its operations and its cash flows for the year then ended and for the period from October 5, 2001 (inception) to March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered a net loss of $2,800,340, utilized cash in operating activities of $2,062,921 for the year ended March 31, 2003, has a working capital deficiency of $5,610,608 and a stockholder's deficiency of $5,649,286 as of March 31, 2003. Additionally, as described in
Note 7, the Company sold significantly all its assets subsequent to March 31, 2003, and those sales proceeds were remitted to the bankruptcy trustee. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG & COMPANY, P.A.

Los Angeles, California
July 11, 2003

                               TRESTLE CORPORATION
                             (DEBTOR-IN-POSSESSION)
                                 BALANCE SHEETS
                        MARCH 31, 2003 AND MARCH 31, 2002



                        ASSETS
                                                         2003           2002
                                                     -----------    -----------
CURRENT ASSETS
 Cash ............................................   $   511,334    $    85,043
 Accounts receivable .............................       148,467        682,840
 Inventory .......................................       170,279        681,900
 Prepaids and other current assets ...............        61,901         31,748
                                                     -----------    -----------
         Total Current Assets ....................       891,981      1,481,531

PROPERTY AND EQUIPMENT, net of
 accumulated, depreciation of
 $53,779 and $14,930, respectively ...............        82,514         13,044

SOFTWARE DEVELOPMENT COSTS, net of
 accumulated amortization of
 $1,203,417 and $884,303,
 respectively ....................................       707,595      1,026,710
                                                     -----------    -----------

TOTAL ASSETS .....................................   $ 1,682,090    $ 2,521,285
                                                     ===========    ===========

     LIABILITIES AND STOCKHOLDER'S DEFICIENCY

CURRENT LIABILITIES
 Accounts payable ................................   $   175,629    $   939,037
 Accrued expenses ................................       361,143        687,266
 Deferred revenue ................................       981,208      1,356,118
 Due to parent ...................................     4,984,609      2,387,810
                                                     -----------    -----------
         Total Current Liabilities ...............     6,502,589      5,370,231
                                                     -----------    -----------

LIABILITIES SUBJECT TO COMPROMISE ................       828,787           --
                                                     -----------    -----------

COMMITMENTS AND CONTINGENCIES ....................          --             --

STOCKHOLDER'S DEFICIENCY
 Preferred stock, $.01 par value,
  3,000,000 shares authorized,
  none issued and outstanding ....................          --             --
 Common stock, $.01 par value,
  10,000,000 shares authorized,
  10,000 shares issued and outstanding ...........           100            100
 Deficit .........................................    (5,649,386)    (2,849,046)
                                                     -----------    -----------
         Total Stockholder's Deficiency ..........    (5,649,286)    (2,848,946)
                                                     -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY ...   $ 1,682,090    $ 2,521,285
                                                     ===========    ===========

                 See accompanying notes to financial statements.
                                       2

                               TRESTLE CORPORATION
                             (DEBTOR-IN-POSSESSION)
                            STATEMENTS OF OPERATIONS


                                                                      For the
                                                                    Period From
                                                                     October 5,
                                                   For the             2001
                                                  Year Ended        (Inception)
                                                   March 31,        to March 31,
                                                     2003              2002
                                                  -----------       -----------

REVENUE ....................................      $ 5,375,103       $ 1,003,058

COST OF GOODS SOLD .........................        2,381,064           543,450
                                                  -----------       -----------

GROSS PROFIT ...............................        2,994,039           459,608

OPERATING EXPENSES .........................        5,788,989         3,308,654
                                                  -----------       -----------

LOSS FROM OPERATIONS .......................       (2,794,950)       (2,849,046)

OTHER INCOME
  Interest income ..........................            3,360              --
                                                  -----------       -----------

LOSS BEFORE REORGANIZATION EXPENSES ........       (2,791,590)       (2,849,046)

REORGANIZATION EXPENSES ....................            8,750              --
                                                  -----------       -----------

NET LOSS ...................................      $(2,800,340)      $(2,849,046)
                                                  ===========       ===========


                 See accompanying notes to financial statements.
                                       3

                               TRESTLE CORPORATION
                             (DEBTOR-IN-POSSESSION)
                STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIENCY
              FOR THE YEAR ENDED MARCH 31, 2003 AND FOR THE PERIOD
               FROM OCTOBER 5, 2001 (INCEPTION) TO MARCH 31, 2002




                                Common Stock
                            Shares        Amount       Deficit         Total
                          ----------   -----------   -----------    -----------

Shares issued upon
 incorporation,
 October 5, 2001 ......       10,000   $       100   $      --      $       100

Net loss for the period
 from October 5, 2001
 (inception) to March
 31, 2002 .............         --            --      (2,849,046)    (2,849,046)
                          ----------   -----------   -----------    -----------

Balance, March 31, 2002       10,000           100    (2,849,046)    (2,848,946)

Net loss for the year .         --            --      (2,800,340)    (2,800,340)
                          ----------   -----------   -----------    -----------

BALANCE, MARCH 31, 2003       10,000   $       100   $(5,649,386)   $(5,649,286)
                          ==========   ===========   ===========    ===========


                 See accompanying notes to financial statements.
                                       4

                               TRESTLE CORPORATION
                             (DEBTOR-IN-POSSESSION)
                            STATEMENTS OF CASH FLOWS


                                                                      For the
                                                                    Period From
                                                                     October 5,
                                                       For the          2001
                                                     Year Ended     (Inception)
                                                      March 31,     to March 31,
                                                        2003            2002
                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss ........................................   $(2,800,340)   $(2,849,046)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization ..................       357,232        174,132
 Changes in operating assets and liabilities:
  (Increase) decrease in:
    Accounts receivable ..........................       581,812       (365,713)
    Inventory ....................................       511,621       (582,397)
    Prepaids and other current assets ............       (30,153)       (31,748)
  Increase (decrease) in:
    Accounts payable .............................       114,592        349,253
    Accrued expenses .............................      (326,123)       688,500
    Deferred revenue .............................      (422,349)     1,129,214
    Liabilities subject to compromise ............       (49,213)
                                                     -----------    -----------
         Net Cash Used In Operating Activities ...    (2,062,921)    (1,487,805)
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment ..............      (107,587)       (13,535)
                                                     -----------    -----------
         Net Cash Used In Investing Activities ...      (107,587)       (13,535)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Advances from Parent ............................     2,596,799      1,586,383
                                                     -----------    -----------
         Net Cash Provided By Financing
          Activities .............................     2,596,799      1,586,383
                                                     -----------    -----------


NET INCREASE IN CASH .............................       426,291         85,043

CASH - BEGINNING OF PERIOD .......................        85,043           --
                                                     -----------    -----------

CASH - END OF PERIOD .............................   $   511,334    $    85,043
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:

Cash paid for:
 Interest ........................................   $     5,237    $       909
                                                     ===========    ===========
 Taxes ...........................................   $       800    $       800
                                                     ===========    ===========

SUPPLEMENTAL NON CASH INFORMATION:

Transfer of accounts payable to liabilities
 subject to compromise as a result of
 Chapter 11 filing ...............................   $   878,000    $      --
                                                     ===========    ===========


                 See accompanying notes to financial statements.
                                       5

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) ORGANIZATION AND DESCRIPTION OF BUSINESS

     Trestle Corporation (the "Company") was incorporated in the state of Delaware on October 5, 2001 and is a wholly owned subsidiary of Med
     Diversified, Inc., a Nevada corporation. Trestle's business has historically been in the telepathology and medical device industries. Overall, its business solutions enable the remote examination, diagnosis and treatment of healthcare consumers by healthcare service providers when direct, face-to-face interaction is inconvenient, inefficient or ineffective.

     On November 27, 2002 (the "Petition Date"), the Company, the Parent of the Company and four of Parent's other domestic, wholly owned subsidiaries (the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of New York (the "Bankruptcy Court") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The reorganization cases are being jointly administered under the caption "In re Med Diversified, Inc., et al., Case No. 8-02-88564." The Company continues to operate its business as a debtor-in-possession, subject to the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court while a plan of reorganization is formulated. As a debtor-in-possession, the Company is authorized to operate the Company's business, but may not engage in transactions outside the ordinary course of business without the approval of the Bankruptcy Court.

     (B) BASIS OF PRESENTATION AND GOING CONCERN

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, for the year ended March 31, 2003, the Company suffered a loss of $2,800,340, utilized cash in operating activities of $2,062,921, and has a working capital deficiency of $5,610,608 and a stockholder's deficiency of $5,649,286 as of March 31, 2003. Additionally, pursuant to an Asset Purchase Agreement dated April 16, 2003, the Company has sold substantially all of the assets of Trestle Corporation (See Note 7). Furthermore, as a result of the Bankruptcy proceedings of the Company and its parent and circumstances relating thereto, realization of any remaining assets and liquidation of liabilities are subject to significant uncertainty.

     The accompanying consolidated financial statements have also been presented in conformity with the American Institute of Certified Public Accountants Statement of Position ("SOP") 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). The statement requires a segregation of liabilities subject to compromise by the
     Bankruptcy Court as of the Petition Date and identification of all transactions and events that are directly associated with the reorganization of the Company. Pursuant to SOP 90-7, pre-petition liabilities are reported on the basis of the expected amounts of such allowed claims, as opposed to the amounts for which claims may be settled. Under a confirmed final plan or reorganization, those claims may be settled at amounts substantially less than their allowed amounts (See Note 4).

     The Company's recurring operating losses, liquidity issues and the bankruptcy proceeding raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern and the appropriateness of using the going concern basis of accounting depends upon, among other things, the ability to comply with the terms of the debtor-in-possession confirmation of a plan of reorganization, success of future operations after such confirmation and the ability to generate sufficient cash from operations and financing sources to meet obligations.

     (C) USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (D) REVENUE RECOGNITION

     The Company recognizes revenue on product sales after shipment of the product to the customer, installation of the product has been completed, and formal acceptance by the customer has been received. Revenue collected in advance of installation and customer acceptance is reflected as deferred revenue.

     Revenue attributable to software maintenance and support is deferred and recognized ratably over the term of the maintenance agreement, generally one year.

     (E) CONCENTRATION OF CREDIT RISK

     The Company's financial instruments that are exposed to concentrations of credit risk consist principally of cash and trade receivables. The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may have exceeded FDIC insured levels at various times during the year. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk in cash. The Company's trade receivables result primarily the sale of its products, and the concentration of credit risk includes a customer base located throughout North America and the Middle East.

     The Company had two customers that accounted for 55% and 10% of sales in the year ended March 31, 2003, and two customers that accounted for 35% and 12% of sales for the period October 5, 2001 to March 31, 2002. Approximately 39% and 55% of the Company's sales in the year ending March 31, 2003 were to customers in North America and the Middle East, respectively. Principally all of the Company's sales for the period October 5, 2001 to March 31, 2002 were to customers in North America.

     (F) INVENTORY

     Inventories consist principally of finished goods and are stated at the lower of cost (first-in, first-out method) or market.

     (G) PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is provided at the time property and equipment is placed in service using the straight-line method over the estimated useful lives of the assets, which range from three to seven years.

     (H) SOFTWARE DEVELOPMENT COSTS

     The Company accounts for its software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." In accordance with SFAS No. 86, costs incurred prior to technological feasibility related to the development of software to be licensed have been expensed. Once the Company concludes that technological feasibility is attained, all subsequent development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Upon incorporation on October 5, 2001, the Parent allocated to the Company $1,186,000 of software costs it had previously capitalized in accordance with SFAS No. 86. During the year ended March 31, 2003 or the period ended March 31, 2002, the Company did not incur any further software development costs. Such software costs are being amortized over a three to six year life. The Company amortized $318,384 of such costs, for the year ended March 31, 2003, and $159,625 for the period October 5, 2001 to March 31, 2002.

     (I) TRADE RECEIVABLES

     Trade receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

     The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended by contract. When an account balance is past due and attempts have been made by legal or other means, the amount is considered uncollectible and is written off against the allowance balance. At March 31, 2003 and 2002, trade receivables had net balances in the amount of $148,467 and $682,840, net of allowances of $23,491 and $0, respectively.

     (J) INCOME TAXES

     The Company accounts for income taxes using the liability method whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to difference between the financial statement carrying amounts and the tax bases of certain assets and liabilities. Changes in deferred tax assets and liabilities include the impact of any tax rate changes enacted during the year.

     (K) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company believes that the carrying value of its cash, accounts receivable, accounts payable, accrued liabilities, due to Parent and deferred revenue as of March 31, 2003 approximates their respective fair values due to the demand or short-term nature of those instruments.

     (L) BANKRUPTCY ACCOUNTING

     Since the Chapter 11 bankruptcy filing, the Company has applied the provisions of SOP 90-7, which does not significantly change the application of accounting principles generally accepted in the United States; however, it does require that the financial statements for periods including and subsequent to filing the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.

     (M) RECENT ACCOUNTING PRONOUNCEMENTS

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". This statement addresses the diverse accounting practices for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company will be required to adopt this statement effective January 1, 2003. The Company does not expect that the adoption of SFAS No. 143 will have any effect on the Company's financial statement presentation or disclosures.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is effective January 1, 2003. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and a portion of APB Opinion No. 30, "Reporting the Results of Operations". This statement provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This statement also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as presently required. The adoption of SFAS No. 144 did not have any effect on the Company's financial statement presentation or disclosures.

     In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Such costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 replaces the previous accounting guidance provided by the Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after March 31, 2003. The Company does not anticipate that the adoption of SFAS No. 146 will have any effect on the Company's financial statement presentation or disclosures.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure", which amended Statement No. 123. "Accounting for Stock Based Compensation". SFAS No. 148 provides for the use of alternative methods of transition for voluntary change to the fair value based method of accounting for stock based compensation. It also amends the disclosure requirements of Statement No. 123 to require prominent disclosure of the Company's method of accounting for such compensation and the effect of the method used on reported results in annual and interim financial statements. SFAS No. 148 is effective for annual periods ending after December 15, 2003 and interim period beginnings after December 15, 2003. The Company does not expect the adoption of SFAS No. 148 to have a material effect on its financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not expect that the adoption of SFAS No. 150 will have a significant effect on the Company's financial statement presentation or disclosures.

NOTE 2   PROPERTY AND EQUIPMENT

     Property and Equipment consists of the following as of March 31, 2003 and 2002:

                                                       2003          2002
                                                     --------      --------

     Machinery and equipment ..................      $121,810      $ 13,493
     Furniture and fixtures ...................        13,761        14,491
                                                     --------      --------
                                                      135,571        27,984

     Less accumulated depreciation and
      amortization ............................        53,057        14,940
                                                     --------      --------

                                                     $ 82,514      $ 13,044
                                                     ========      ========


     Depreciation expense of $38,117 and $14,940 is reflected in the accompanying Statement of Operations for the year ended March 31, 2003 and for the period from October 5, 2001 (inception) to March 31, 2002, respectively.

NOTE 3   DUE TO PARENT AND OVERHEAD CHARGES

     Due to Parent represents unsecured, non-interest bearing amounts advanced to the Company by its Parent or its subsidiaries to fund the on-going operations of the Company. There are no formal terms of repayment for these advances.

     Upon incorporation on October 5, 2001, the Parent allocated $1,186,000 of software development costs, of which the unamortized balance is reflected as an asset in the accompanying March 31, 2003 and 2002 balance sheet. During the periods ended March 31, 2003 and 2002, the Parent allocated certain overhead costs to the Company. These costs included insurance, corporate overhead, personnel costs and other administrative type costs. The total amount of costs allocated to the Company approximated $415,000 for the year ended March 31, 2003 and $128,000 for the period from October 5, 2001 (inception) to March 31, 2002, and are included as part of operating expenses in the accompanying Statement of Operations.

NOTE 4   LIABILITIES SUBJECT TO COMPROMISE

     "Liabilities subject to compromise" refers to liabilities incurred prior to the commencement of the Chapter 11 filings. These liabilities, consisting primarily of certain accounts payable and accrued liabilities, represent management's estimate of known or potential pre-petition claims to be resolved in connection with the Chapter 11 filings. The amount of liabilities subject to compromise was $878,000, of which $828,787 were still pending as of March 31, 2003.

     Under bankruptcy law, actions by creditors to collect indebtedness the Company owed prior to the Petition Date are stayed and certain other pre-petition contractual obligations may not be enforced against the Debtors. The Company has received approval from the Court to pay certain pre-petition liabilities including employee salaries and wages, benefits and other employee obligations. Adjustments to the claims may result from negotiations, payments authorized by Court order, additional rejection of executory contracts including leases or other events.

     Pursuant to an order of the Court, the Company mailed notices to all known creditors. Amounts that the Company has recorded are in many instances different from amounts filed by the Company's creditors. Differences between amounts scheduled by the Company and claims by creditors are being investigated and resolved in connection with the Company's claims resolution process. Until the process is complete, the ultimate number and amount of allowable claims cannot be ascertained. In this regard, it should be noted that the claims reconciliation process may result in material
     adjustments  to  current  estimates  of  allowable  claims.   The  ultimate
     resolution of these claims will be based upon the final plan of reorganization.

NOTE 5   COMMITMENT AND CONTINGENCIES

     OPERATING LEASES

     The company leases its current office facility under a month to month operating lease that requires a monthly payment of $8,906. Rent expense for the year ended March 31, 2003 and for the period from October 5, 2001 (inception) to March 31, 2002, was $133,451 and $64,894 respectively, which includes rental of miscellaneous other month to month rental spaces.

NOTE 6   INCOME TAXES

     The Company is included in the consolidated federal income tax return filed by its Parent. Federal income taxes are calculated as if the Company filed a separate federal income tax return. The Company files its own state and local tax returns.

     As of March 31, 2003, the Company had federal net operating loss carryforwards of approximately $5,600,000 expiring in various years through 2023, which can be used to offset future taxable income, if any. No deferred asset benefit for these operating losses has been recognized in the financial statements due to the uncertainty as to their realizability in future periods.

     The Company's net deferred tax assets (using a federal corporate income rate of 34%) consisted of the following at March 31, 2003 and 2002:

                                                    2003           2002
                                                 -----------    -----------

     Deferred tax asset, net operating loss .   $ 1,904,000    $   969,000
     Less valuation allowance ...............    (1,904,000)      (969,000)
                                                -----------    -----------

       Net deferred tax asset ...............   $      --      $      --
                                                ===========    ===========


     As a result of the Company's significant operating loss carryforward and the corresponding valuation allowance, no income tax expense (benefit) has been recorded for the year ending March 31, 2003 or for the period from October 5, 2001 (inception) to March 31, 2002.

NOTE 7   SUBSEQUENT EVENT

     On May 20, 2003, after receiving approval from the Bankruptcy Court, the Company and its Parent (the "Sellers") completed the sale of substantially all of the assets of Trestle Corporation to Trestle Acquisition Corporation ("TRAC"), pursuant to an Asset Purchase Agreement dated April 16, 2003. TRAC is a wholly owned subsidiary of Sunland Entertainment Co, Inc., a Delaware corporation. Under the terms of the acquisition, TRAC paid the Sellers $1,250,000 in cash, and assumed certain liabilities of Trestle consisting of approximately $369,000 of accounts payable and accrued liabilities and certain amounts of deferred revenue on contracts in progress.

     The acquired assets include all right, title and interest of the Sellers, free and clear of any liens or other encumbrances, in and to the following, as they related to the Trestle business and as they existed on the closing date: (a) all intellectual property, (b) all tangible personal property,
     (c) all accounts receivable existing on the closing date and arising thereafter, (d) cash and cash equivalents of the Sellers received from the Trestle business prior to, and existing on, the closing date in an amount not less than $135,000, (e) cash and cash equivalents of the Sellers received from the Trestle business on and after the closing date, (f) certain real and personal property lease agreements and leasehold improvements, (g) all software and the contracts related thereto used or held for use in or relating to the Trestle business, and (h) all right, title and interest of the Sellers in and to certain assumed contracts.

(b)      PRO FORMA FINANCIAL INFORMATION

                    UNAUDITED PRO-FORMA FINANCIAL STATEMENTS

         The pro-forma unaudited financial statements reflect the effect of the Sale of Assets, the Corporate Reorganization and the Trestle Acquisition as of March 31, 2003, for Balance Sheet purposes, and as of the beginning of each period presented for Statements of Operations purposes. The unaudited pro-forma financial data and the notes thereto should be read in conjunction with our historical financial statements. The unaudited pro-forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited pro-forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the transactions had actually occurred on the indicated date.


                         SUNLAND ENTERTAINMENT CO., INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 MARCH 31, 2003
                                                                      Pro Forma
                                  Sunland                            Adjustments            Total
                                (unaudited)        Trestle (A)       (unaudited)         (unaudited)
                                ------------      ------------      --------------       ------------
ASSETS:
Cash and cash equivalents       $  2,074,000      $    511,334       (1,400,000) B       $  3,635,334
                                                                      4,450,000  C
                                                                     (2,000,000) D

Accounts receivable                    -               148,467                                148,467
Inventory                              -               170,279                                170,279
Prepaid expenses and other
   assets                            475,000            61,901          750,000  C          1,286,901
Fixed assets                          77,000            82,514                                159,514
Software development costs             -               707,595                                707,595
Intangible assets                      -                 -            1,235,990  B          1,235,990
Net assets from discontinued
   operations                      3,685,000             -           (3,685,000) C              -
                                ------------      ------------                           ------------

Total Assets                    $  6,311,000      $  1,682,090                           $  7,344,080
                                ------------      ------------                           ------------

LIABILITIES:
Accounts payable and accrued
   liabilities                  $    317,000      $    536,772                           $    853,772
Other liabilities                      -               981,208                                981,208
Due to parent and other                -             5,813,396       (5,813,396) B              -
                                ------------      ------------                           ------------

Total Liabilities                    317,000         7,331,376                              1,834,980
                                ------------      ------------                           ------------

Series A Preferred Stock           4,416,000             -           (4,416,000) D              -
                                ------------      ------------                           ------------

STOCKHOLDERS' EQUITY
Common Stock and Additional
   Paid In Capital                26,459,000               100       16,865,000  D         41,324,100
                                                                     (2,000,000) D
Series B Preferred Stock          12,449,000             -          (12,449,000) D              -

Retained Earnings                (37,330,000)       (5,649,386)       5,649,386  B        (35,815,000)
                                                                      1,515,000  C
                                ------------      ------------                           ------------

Total Stockholders' Equity         1,578,000        (5,649,286)                             5,509,100
                                ------------      ------------                           ------------

Total Liabilities and
   Stockholders' Equity         $  6,311,000      $  1,682,090                           $  7,344,080
                                ------------      ------------                           ------------

A: This balance sheet represents Trestle's audited balance sheet as of March 31, 2003.
B: Represents the acquisition of the assets of Trestle Corp. and the resulting purchase price allocation. This purchase price allocation will change based upon the final valuation of the intangibles currently being prepared by the Company's external valuation experts.
C: Represents the sale of the PM Library to FLAC, less the payment of $800,000 for the net cash flows from the Library subsequent to January 31, 2003.
D: Represents the conversion of all of the Company's outstanding preferred stock to common stock and an assumed pro-rata cash distribution to the preferred shareholders.

                         SUNLAND ENTERTAINMENT CO., INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 2003

                                                                     Pro Forma
                                   Sunland        Trestle (A)       Adjustments             Total
                                 (unaudited)      (unaudited)       (unaudited)          (unaudited)
                                 ------------     ------------     ---------------       ------------
Revenues
                                 $      -         $  3,726,000                           $  3,726,000
Cost of Sales                           -            1,599,000                              1,599,000
                                 ------------     ------------                           ------------
Gross Profit                            -            2,127,000                              2,127,000

Operating Expenses                    423,000        1,481,000                              1,904,000
                                 ------------     ------------                           ------------
Loss from Operations                 (423,000)         646,000                                223,000

Other income (loss)                   121,000            -                                    121,000
                                 ------------     ------------                           ------------
Loss from continuing
   operations                        (302,000)         646,000                                344,000

Income from discontinued
   operations                         349,000            -           (349,000)   B              -
                                 ------------     ------------                           ------------
Net loss                               47,000          646,000                                344,000

Preferred stock dividends            (305,000)           -            305,000    C              -
                                 ------------     ------------                           ------------
Net income (loss) applicable
   to common stockholders        $   (258,000)    $    646,000                           $    344,000
                                 ------------     ------------                           ------------
Basic & Diluted net income
   (loss) per share              $      (0.57)                                           $      (0.11)

Weighted Average Shares
   Outstanding -
   Basic and Diluted                  455,000                       2,578,000    D          3,033,000

A: The information included below represents Trestle's Statement of Operations for the three months ended March 31, 2003.
B: To remove the transactions associated with the film library, which is assumed to be sold as of the beginning of the period.
C: To remove the preferred stock dividends due to the conversion of the preferred stock to common stock.
D: To adjust the weighted average shares outstanding due to the assumed conversion of the preferred stock to common at the beginning of the period.

                         SUNLAND ENTERTAINMENT CO., INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                                                     Pro Forma
                                                                    Adjustments             Total
                                   Sunland         Trestle (A)      (unaudited)          (unaudited)
                                 ------------     ------------     ---------------       ------------
Revenues                         $      -         $  5,375,103                           $  5,375,103

Cost of Sales                           -            2,244,935                              2,244,935
                                 ------------     ------------                           ------------
Gross Profit                            -            3,130,168                              3,130,168

Operating Expenses                  1,572,000        5,925,118                              7,497,118
                                 ------------     ------------                           ------------
Loss from Operations               (1,572,000)      (2,794,950)                            (4,366,950)

Other income (loss)                   685,000           (5,390)                               679,610
                                 ------------     ------------                           ------------
Loss before income taxes,
   extraordinary item and
   cumulative effect of
   accounting principle
   change                            (887,000)      (2,800,340)                            (3,687,340)

Cumulative effect of
   accounting changes              (2,861,000)           -          2,861,000    B              -
                                 ------------     ------------                           ------------
Loss from continuing
   operations                      (3,748,000)      (2,800,340)                            (3,687,340)

Income (Loss) from
   discontinued operations         (3,391,000)           -          3,391,000    B              -
                                 ------------     ------------                           ------------
Net loss                           (7,139,000)      (2,800,340)                            (3,687,340)

Preferred stock dividends          (1,168,000)           -          1,168,000    C              -
                                 ------------     ------------                           ------------
Net income (loss) applicable
   to common stockholders        $ (8,307,000)    $ (2,800,340)                          $ (3,687,340)
                                 ------------     ------------                           ------------
Basic & Diluted net income
   (loss) per share              $     (18.26)                                           $      (1.22)

Weighted Average Shares
   Outstanding -
   Basic and Diluted                  455,000                       2,578,000    D          3,033,000

A: The information included below represents Trestle's Statement of Operations for the year ended March 31, 2003.
B: To remove the transactions associated with the film library, which is assumed to be sold as of the beginning of the period.
C: To remove the preferred stock dividends due to the conversion of the preferred stock to common stock.
D: To adjust the weighted average shares outstanding due to the assumed conversion of the preferred stock to common at the beginning of the period.